SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[X] Preliminary proxy statement
[ ] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             MTS SYSTEMS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                                                  DRAFT 11/26/97

                                [MTS LETTERHEAD]



Dear MTS Shareholder:

         On behalf of the Board of Directors, I want to invite you to attend your Company's Annual Meeting of Shareholders. The Annual Meeting will be held on Tuesday, January 27, 1998 at 4:00 p.m. at the Company's main office in Eden Prairie, Minnesota.

         We would like all our shareholders to be represented at the Annual Meeting, in person or by proxy. To that end, our staff works earnestly to follow up on proxies which are not returned. Last year approximately 95% of the shares were voted and we thank our shareholders for that response. Please help us by taking the next few minutes to complete the enclosed proxy and then drop it in the mail even if you plan to attend the Annual Meeting. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they desire. Your promptness is much appreciated.

                                         Very truly yours,

                                         Donald M. Sullivan
                                         CHAIRMAN AND CHIEF EXECUTIVE
                                          OFFICER

December 22, 1997

                             MTS SYSTEMS CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JANUARY 27, 1998

         The Annual Meeting of Shareholders of MTS Systems Corporation (the "Company") will be held on January 27, 1998 at the Company's main office which is located at 14000 Technology Drive, Eden Prairie, Minnesota 55344. The meeting will convene at 4:00 p.m. Central Standard Time for the following purposes:

         1. To elect eight directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualify;

         2. To ratify and approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 32,000,000 shares to 64,000,000 shares;

         3. To ratify and approve the appointment of independent public accountants for the Company for the current fiscal year; and

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on December 1, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                         For the Board of Directors,

                                         Patrick Delaney
                                         SECRETARY

MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota  55344
December 22, 1997


         TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE, AND RETURN YOUR PROXY WHICH IS LOCATED ON THE OUTSIDE OF THIS ENVELOPE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR THIS PURPOSE. THE PROXY IS SOLICITED BY MANAGEMENT AND MAY BE REVOKED OR WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS EXERCISED.

                             MTS SYSTEMS CORPORATION

                                   -----------

                                 PROXY STATEMENT

                                   -----------

                                     GENERAL


         This Proxy Statement is furnished to the shareholders of MTS Systems Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on January 27, 1998 or any adjournment thereof.

         The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The Company's principal offices are located at 14000 Technology Drive, Eden Prairie, Minnesota 55344, its telephone number is 612-937-4000 and its facsimile number is 612-937-4515. The mailing of this Proxy Statement to shareholders of the Company commenced on or about December 22, 1997.

         Any proxy may be revoked by request in person at the Annual Meeting or by written notice mailed or delivered to the Secretary of the Company at any time before it is voted. If not revoked, proxies will be voted as specified by the shareholders. The shares represented by proxies that are signed but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual meeting of Shareholders and in favor of the slate of directors proposed by the Board of Directors herein.

         Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated to determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for a vote but as unvoted for purposes of determining the approval of the matter on which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

         The Company has outstanding only one class of stock, $.25 par value common stock (the "Common Stock"), of which 9,148,437 shares were issued and outstanding on December 1, 1997. Each share is entitled to one vote on all matters presented to shareholders.

         Shareholders have cumulative voting rights in the election of directors. If any shareholder gives written notice to any officer of the Company before the meeting, or to the presiding officer at the meeting, that shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder is entitled by the number of directors to be elected and casting all such votes for one nominee or distributing them among any two or more nominees.

         Only shareholders of record at the close of business on December 1, 1997 will be entitled to vote at the meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth, as of December 1, 1997, the number and percentage of outstanding shares of Common Stock of the Company beneficially owned (i) by each person who is known to the Company to beneficially own more than five percent (5%) of the Common Stock of the Company, (ii) by each director of the Company, (iii) by each executive officer named in the Summary Compensation Table below, and (iv) by all directors and executive officers of the Company as a group:

Name and Address of                         Number of Shares        Percent
 Beneficial Owner                          Beneficially Owned       of Class
-------------------                        ------------------       --------

Pioneering Management Corporation             806,100(1)               8.8%
60 State Street
Boston, MA 02114

E. Thomas Binger                              573,500(2)               6.3%
5575 Wayzata Boulevard
Minneapolis, MN  55412

Donald M. Sullivan                            184,087(2)(3)            2.0%

Charles A. Brickman                           116,000(2)               1.2%

Thomas E. Holloran                             15,832(2)                *

Thomas E. Stelson                              20,000(2)                *

Name and Address of                         Number of Shares        Percent
 Beneficial Owner                          Beneficially Owned       of Class
-------------------                        ------------------       --------

Bobby I. Griffin                               12,000(2)                *

Linda Hall Whitman                              1,187                   *

Russell A. Gullotti                             5,000(2)                *

Keith D. Zell                                  74,929(2)(4)             *

Marshall L. Carpenter                         146,500(2)(5)             *

Mauro G. Togneri                               21,172(2)(6)             *

William G. Beduhn                              41,525(2)(7)             *

All directors and executive officers        1,364,037(2)(8)           14.6%
   as a group (17 persons)

--------------------
*Less than 1%

(1) Based upon information provided to the Company by Pioneering Management Corporation.

(2) Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of the December 1, 1997 record date: Mr. Binger, 8,000 shares; Mr. Sullivan, 99,739 shares; Mr. Brickman, 8,000 shares; Mr. Holloran, 8,000 shares; Mr. Stelson, 8,000 shares; Mr. Griffin, 8,000 shares; Mr. Gullotti, 4,000 shares; Mr. Zell, 20,044 shares; Mr. Carpenter, 17,252 shares; Mr. Togneri, 11,252 shares; Mr. Beduhn, 13,801 shares; and by all directors and executive officers as a group, 247,993 shares.

(3) Includes 12,375 shares owned jointly with his spouse. The voting and investment discretion over those shares are shared accordingly.

(4) Includes 20,009 shares held in a trust for the benefit of Mr. Zell's minor children for which Mr. Zell serves as trustee.

(5) Includes 64,624 shares owned jointly with his spouse. The voting and investment discretion over those shares are shared accordingly.

(6) Includes 1,920 shares owned jointly with his spouse. The voting and investment discretion over those shares are shared accordingly.

(7) Includes 2,148 shares owned jointly with his spouse. The voting and investment discretion over those shares are shared accordingly. Includes 23,428 shares held by his spouse, the beneficial ownership of such shares is disclaimed.

(8) Includes 127,919 shares owned jointly with a spouse, 34,654 shares owned directly by a spouse and 2,468 shares which are owned directly by children.

                              --------------------

                              ELECTION OF DIRECTORS

                                  (PROPOSAL #1)

         Eight directors will be elected at the Annual Meeting, each to serve until the next Annual Meeting of Shareholders or until a successor is elected and qualified. The Board of Directors has nominated for election the eight persons named below and each has consented to being named a nominee. It is intended that proxies will be voted for such nominees. Each of the nominees was elected at the Annual Meeting of Shareholders on January 28, 1997. The Board of Directors believes that each nominee named herein will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose. The proxies cannot be voted for a greater number of persons than eight.

         The names of the nominees, their principal occupations for at least the past five years and other information is set forth below:

[picture]                       President of Pinnacle Capital Corporation (a
                                venture capital company) since 1990; with Kidder
                                Peabody & Co., Inc., an investment banking firm, from 1960 to 1990 (Vice President from 1964 to
                                1990 and a director from 1975 to 1990); a director of Illinois Consolidated Telephone Co.
                                and a number of small, privately held companies.


Charles A. Brickman - Age 65
Director since 1968



[picture]                       Professor, Graduate School of Business,
                                University of St. Thomas, Saint Paul, Minnesota
                                since 1985; Chairman, Minneapolis-Saint Paul
                                Metropolitan Airports Commission from 1989 to
                                1991; Chairman of the Board of Directors and
                                Chief Executive Officer of the Inter- Regional
                                Financial Group, Inc. (holding company for
                                various financial enterprises) from 1976 to
                                1985; a director of Flexsteel Industries, Inc.,
                                Medtronic, Inc., ADC Telecommunications Inc.,
                                National City Bank of Minneapolis, National City
                                Bancorporation and Space Center Company;
                                Chairman and a director of Malt-o- Meal Company
Thomas E. Holloran - Age 68     and the Bush Foundation; a director of the
Director since 1971             Minnesota Center for Corporation Responsibility.

[picture]                       General Partner of Pittsburgh Pacific Company,
                                Ltd., an iron ore mining company and personal investment company, from 1970 to 1994; a director of Bemis Company, Inc. from 1970 to 1994 and Investors Savings Bank from 1991 to
                                1995.



E. Thomas Binger - Age 74
Director since 1975



[picture]                       Consulting Engineer, Executive Vice President
                                and Professor of Civil Engineering Emeritus,
                                Georgia Institute of Technology, Atlanta,
                                Georgia since 1994; Vice President and
                                President-Elect, Center for Rehabilitation
                                Technology, Inc.; Pro Vice Chancellor for
                                Research and Development, Hong Kong University of Science and Technology from 1991 to 1994;
                                previously Professor and Vice President, Georgia
                                Institute of Technology.
Thomas E. Stelson - Age 69
Director since 1979



[picture]                       Chairman of the Board of the Company since May
                                1994; Chief Executive Officer of the Company
                                since 1987; President of the Company since 1982;
                                Executive Vice President of the Company from
                                1980 to 1982; Vice President of the Company from
                                1976 to 1980; employed by (Emerson) Rosemount,
                                Inc. from 1965 to 1976 (most recently Senior
                                Vice President of Industrial Instrument and
                                International Business); a director of ADC
                                Telecommunications, Inc. and TSI, Inc.; member
                                of Northwestern University's Materials Science
                                Department Advisory Committee; formerly a
Donald M. Sullivan - Age 62     director of Minnesota High Technology Council.
Director since 1982

[picture]                       President of Medtronic Pacing Business
                                (manufacturer of pacing arrhythmia products and
                                the largest business unit within Medtronic,
                                Inc.) since 1991; Executive Vice President of
                                Medtronic, Inc. (medical technology company)
                                since 1988; held various management positions in
                                the pacing business since joining Medtronic in
                                1973; involved in bio-medical research and
                                development since 1961 with General
                                Electric-Hanford Laboratories, Batelle Memorial
                                Institutes, and with McDonnell- Douglas
                                Corporation-Donald W. Douglas Laboratories; a
                                director of The Lutheran Brotherhood Board and
                                Tentmakers Youth Ministry; member of the
Bobby I. Griffin - Age 60       Concordia College Board of Trustees and the
Director since 1993             North American Association for Pacing and
                                Electrophysiology.



[picture]                       President of Ceridian Performance Partners,
                                Ceridian Corporation since May, 1996; management
                                and executive positions with Honeywell, Inc.
                                from 1980 to 1996 (Vice President, Business
                                Integration from October 1995 to May 1996; Vice
                                President, Consumer Business Group from 1993 to
                                1995); consultant, psychologist, social worker
                                and special education teacher in Minnesota and
                                Michigan schools from 1969 to 1980; Minnesota
                                100 mentor since 1994; Member, Minnesota Women's
                                Economic Roundtable; a director of Minnesota
                                Zoo; former director of CAPITOL AIR, Inc. from
Linda Hall Whitman - Age 49     1994 to 1995 and Home Energy Systems Rating
Director since March 1995       Council from 1993 to 1995.



[picture]                       Chairman of the Board of Directors of National
                                Computer Systems, Inc. (NCS) (provider of data collection systems and services) since May, 1995; President and Chief Executive Officer since October, 1994; management and executive positions with Digital Equipment Corporation from 1977 to 1994 (President Sales/Service for
                                Americas from 1992 to 1994 and Vice President
                                Digital Services from 1988 to 1992); a director of GenRad, Inc. and the Minnesota Business
                                Partnership.
Russell A. Gullotti - Age 55
Director since May 1995


OTHER INFORMATION REGARDING THE BOARD

         MEETINGS. The Board of Directors met five times during fiscal year 1997, which ended September 30, 1997. None of the directors attended fewer than 75% of the aggregate of the total number of Board meetings and Committee meetings on which he or she served during fiscal year ended 1997. The Board of Directors also took action in writing in lieu of a meeting three times during fiscal 1997.

         BOARD COMMITTEES. The Audit Committee of the Board of Directors is composed of Messrs. Brickman (Chair), Binger and Stelson, met four times during fiscal year 1997. Among other duties, the Audit Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews and approves the Code of Conduct and management's processes to ensure compliance with the Code of Conduct and other laws and regulations, reviews the scope and results of the audits by, and the recommendations of, the Company's independent auditors and approves services provided by the auditors. The Audit Committee also reviews the audited financial statements of the Company.

         The Human Resources Committee of the Board of Directors is composed of Messrs. Holloran (Chair), Binger and Dr. Whitman, met three times and took three actions in writing during fiscal year 1997. The Human Resources Committee makes recommendations to the Board of Directors regarding the employment practices and policies of the Company and the compensation paid to Company officers and administers the Company's stock option and retirement plans.

         The Governance Committee is composed of Messrs. Gullotti (Chair), Griffin and Binger and Dr. Whitman met one time during fiscal year 1997. The responsibilities of the Committee include Board evaluation, Board membership recommendations and chief executive officer succession planning.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows, for the fiscal years ending September 30, 1997, 1996, and 1995, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Donald M. Sullivan, the Company's Chairman, Chief Executive Officer and President, and each of the four other most highly compensated executive officers of the Company as determined in accordance with the Securities and Exchange Commission rules (together with Mr. Sullivan, the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                          ANNUAL COMPENSATION           COMPENSATION
                                -------------------------------------   ------------
                                                                         Securities
Name and Principal                                                       Underlying       All Other
Position                        Year      Salary($)     Bonus($)(1)      Options(#)   Compensation($)(2)
--------                        ----      ---------     -----------      ----------   ------------------
D. M. Sullivan                  1997      $262,500        $_______        52,950(5)        $ 9,492
Chairman, Chief Executive       1996       241,154(3)      109,694        18,000(6)         10,052
Officer and President           1995       226,978(3)       58,584        18,000(6)         10,076

Keith D. Zell                   1997      $178,420        $_______         8,650           $ 9,492
  Executive Vice President      1996       162,479          25,089        12,000(6)         10,052
                                1995       155,747          27,225        12,000(6)         10,076

M. L. Carpenter                 1997      $171,882        $_______         5,750           $ 9,492
Vice President and Chief        1996       158,604          81,281         8,000(6)         10,052
   Financial Officer            1995       152,701          31,618         6,000(6)         10,076

M. G. Togneri                   1997      $161,117        $_______         5,750           $ 9,492
  Vice President                1996       154,558(4)       74,355         8,000(6)         10,052
                                1995       145,580(4)       94,744         6,000(6)         10,076

William G. Beduhn               1997      $148,326        $_______         3,900           $ 9,492
Vice President                  1996       136,871          86,278         5,400(6)         10,052
                                1995       130,773          52,710         4,500(6)         10,076

---------------------------

(1) Represents earnings under the Management Variable Compensation Plan. The amounts listed were earned in the fiscal year shown and were paid or will be paid in the following year, unless deferred by the Named Executive.

(2) Represents contributions by the Company to the Company's Profit Sharing Retirement Plan and the Company's 401(k) Plan on behalf of the Named Executives.

(3) Includes $12,470 and $11,381 of compensation earned in fiscal years 1996 and 1995, respectively, and deferred by the Named Executive to a later date.

(4) Includes $3,032 and $6,004 of compensation earned in the fiscal years 1996 and 1995, respectively, and deferred by the Named Executive to a later date.

(5) Includes 40,000 shares granted in fiscal year 1997 in connection with a new employment agreement and 12,950 shares granted according to an annual plan.

(6) Restated in fiscal years 1996 and 1995, respectively, to reflect a two-for-one stock split.

STOCK OPTIONS

         The following table contains information concerning grants of stock options under the Company's Stock Option Plans to the Named Executives during the fiscal year ending September 30, 1997:

                        OPTION GRANTS IN LAST FISCAL YEAR

                    NUMBER OF
                    SECURITIES     PERCENT OF TOTAL
                    UNDERLYING      OPTIONS GRANTED                                   GRANT DATE
                      OPTIONS        TO EMPLOYEES      EXERCISE PRICE    EXPIRATION     PRESENT
      NAME         GRANTED*(#)(1)   IN FISCAL YEAR         ($/Sh)           DATE      VALUE $ (2)
      ----          -----------     --------------         ------           ----        -------
D. M. Sullivan        40,000            13.8%             $22.25          5/20/02      $288,808

D. M. Sullivan        12,950             4.5%              21.125         1/28/02       115,720

K. D. Zell             8,650             3.0%              21.125         1/28/02        77,294

M. L. Carpenter        5,750             2.0%              21.125         1/28/02        51,380

M. G. Togneri          5,750             2.0%              21.125         1/28/02        51,380

W. G. Beduhn           3,900             1.3%              21.125         1/28/02        34,850


-----------------------------------

(1) Each option becomes exercisable in equal installments over a period of three years, commencing one year after the date of grant.

(2) Based upon the Black-Scholes valuation method. Assumptions used include expected average option life (3 years), risk-free interest rate (5.8%), dividend yield (1.2%) and historical volatility (.49).


         The following table sets forth information with respect to the Named Executives concerning the exercise of options during fiscal year ending September 30, 1997 and unexercised options held as of September 30, 1997:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED                  IN-THE MONEY
                        Shares                            OPTIONS AT FY-END(#)             OPTIONS AT FY-END($)(1)
                      Acquired on       Value        ------------------------------    ------------------------------
Name                 Exercise (#)    Realized($)     Exercisable      Unexercisable    Exercisable      Unexercisable
----                 ------------    -----------     -----------      -------------    -----------      -------------

D. M. Sullivan(1)       24,980        $250,074         89,422             30,948       $1,689,158          $591,686

K. D. Zell              13,629         250,592         13,160             20,648          285,877           394,699

M. L. Carpenter         10,000         191,000         12,667             13,083          277,507           246,274

M. G. Togneri                0               0          6,667             13,083          153,757           246,274

W. G. Beduhn                 0               0         10,701              8,999          238,220           170,248


-------------------

(1) Based on closing price of $36.50 per share of the Company's Common Stock on September 30, 1997.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This is the report of the Company's Human Resources Committee, which is composed of the undersigned Board members. Messrs. Holloran and Binger and Dr. Whitman have been non-employee directors of the Company since the close of fiscal year 1996. This report shall not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934.

         The Human Resources Committee is responsible for executive compensation, the Management Variable Compensation and Stock Option Plans, and certain other employee benefit plans. The compensation philosophy of the Company is to be competitive with comparable and directly competitive companies to attract and motivate highly qualified employees.

         The Company uses various compensation surveys - international, national and local - to develop its compensation strategy and plans; this practice is also used by the Human Resources Committee for executive compensation. In general, the Committee does not use outside consultants to prepare specific studies for it unless it judges the available survey data to be incomplete or unrepresentative.

         There are four components to the Company's executive compensation program: (1) base salary; (2) management variable compensation (referred to in the Summary Compensation Table above as "Bonus"); (3) stock options; and (4) profit sharing/retirement. The Committee may adjust the mix of these components from year to year according to survey data. In general, as is true for all the Company's compensation programs, salaries and retirement compensation are somewhat lower than average survey data, and bonus and stock options (i.e., potential annual and longer term variable compensation) may be somewhat higher. This proportionality increases as responsibility and compensation increase.

         BASE SALARY. Executive base salary is adjusted annually in January based on the prior fiscal year's financial results and performance on developmental objectives the Committee believes are critical to the Company's long-term progress. These objectives include, but are not limited to, progress on the Company's current Business Plan's objectives and staff development.

         MANAGEMENT VARIABLE COMPENSATION. The Human Resources Committee annually approves the Management Variable Compensation Plan, which includes executives, managers, and key functional and technical leaders. It also recommends to the full Board the corporate earnings and growth objectives upon which the Chief Executive Officer's variable compensation is principally based. These objectives are a mix of return on beginning equity per share, return on average net assets and revenue growth.

         Variable compensation is paid to each recipient by December 30 following the close of the fiscal year unless the executive elects to defer a portion in the Company's non-qualified, non-secured compensation deferral plan.

         STOCK OPTIONS. The Company's current Stock Option Plans include directors, executive, managers, and key functional and technical leaders. Stock options are priced and granted annually on the date of the January Board of Directors' meeting. In addition, Company officers from time to time recommend to the Human Resources Committee for its approval at regular Board of Directors' meetings stock option grants to employees who have shown exceptional service. For 1997, these discretionary stock options did not exceed 10% of the number of shares that are granted annually and would be priced as of the date of approval. Options that have been granted under current plans fully vest in less than four years and all options expire in no more than seven years from the date of grant.

         PROFIT SHARING/RETIREMENT. The Company sponsors an all employee Profit Sharing/Retirement Plan for U.S. employees, except certain subsidiary employees who are covered by subsidiary plans. All of the executives listed in the above tables are included in this Profit Sharing Plan. The full Board annually approves the contribution formula for all employees, including executives.

         The Company also has a 401(k) Plan for U.S. employees, including executives, under which the Company partially matches employee contributions at a proportion set by the Company. The Human Resources Committee annually approves the corporate matching formula for all employees.

         CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Sullivan's compensation for 1995-1997 is shown in the Summary Compensation Table above. The Human Resources Committee believes Mr. Sullivan has managed the Company well in a highly competitive industry. Mr. Sullivan's compensation is consistent with this evaluation and with the Company's overall management compensation strategy.

         BOARD ACTION. The full Board of Directors approves new stock option plans for submission for shareholder vote and approves the annual corporate earnings and growth objectives for inclusion into the Management Variable Compensation Plan. The full Board reviews all components of executive compensation and the Profit Sharing/Retirement Plan every two to three years.


                   SUBMITTED BY THE HUMAN RESOURCES COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS:

                                Thomas E. Holloran, Chairman
                                E. Thomas Binger
                                Linda Hall Whitman


SHAREHOLDER RETURN PERFORMANCE

         The graph below sets forth a comparison of the cumulative shareholder return of the Company's Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Market Index and the Laboratory Apparatus and Analytical, Optical, Measuring, and Controlling Instruments Index (the "Analytical Instruments Index") (SIC Code 382, which includes 168 companies several of which the Company would consider to be competitors). The graph below compares the cumulative total return of the Company's Common Stock over the last five fiscal years assuming a $100 investment on September 30, 1992 and assuming reinvestment of all dividends.

                              [PLOT POINTS GRAPH]


                        FISCAL YEAR ENDING SEPTEMBER 30,


                                 1992     1993      1994     1995     1996     1997
                                 ----     ----      ----     ----     ----     ----
MTS SYSTEMS CORPORATION         $100.0   $113.8    $ 93.8   $111.8   $158.7   $298.1
ANALYTICAL INSTRUMENTS INDEX     100.0    131.0     132.1    182.4    216.4    297.1
NASDAQ MARKET INDEX              100.0    121.5     126.3    199.6    208.0    351.8


     The Company's Common Stock closed at $36.50 per share on September 30,
1997.

EMPLOYMENT AGREEMENTS

         Donald M. Sullivan, Keith D. Zell, Marshall L. Carpenter, Mauro G. Togneri and William G. Beduhn, individually, have agreements with the Company under which, upon the termination of their employment with the Company other than for cause, such officers will receive monthly payments over periods ranging from 12 to 18 months or until age 65, whichever occurs first, based upon their highest annual salaries and the average management variable compensation and benefits they received during the previous three years. As of the date hereof, the maximum aggregate amounts of such payments to each of Messrs. Sullivan, Zell, Carpenter, Togneri and Beduhn are $________, $_______, $_______, $________
and $_________, respectively. As a condition to such payments, the officer must agree not to render services to any competing entity concerning any similar or competing product for periods ranging from nine to twelve months. Mr. Sullivan was granted a five-year stock option in connection with his employment agreement in May of 1997 to purchase 40,000 shares of Common Stock of the Company at $22.25 per share.

DIRECTOR COMPENSATION

         Directors who served during all of fiscal 1997 and were not otherwise directly or indirectly compensated by the Company (Messrs. Binger, Brickman, Holloran, Griffin, Stelson, Gullotti and Dr. Whitman) were each paid directors' fees in the form of an annual retainer of $17,600 during fiscal 1997. The payment of annual retainers is not dependent upon board meeting attendance. In addition, non-employee directors who attended over a total of five board or committee meetings not held on the same day as a regular board meeting were compensated at the rate of $750 per half day meeting and $1,500 per full day meeting. Messrs. Binger,

Holloran and Dr. Whitman each attended three committee meetings on different days than the board meetings and each received $750 for each meeting. Messrs. Brickman, Gullotti and Griffin each attended one committee meeting on different days than the board meetings and each received $750 for that meeting.

         Each of the non-employee directors who were elected at last year's Annual Meeting of Shareholders (Messrs. Binger, Brickman, Holloran, Griffin, Stelson, Gullotti and Dr. Whitman) were automatically granted options to purchase 2,000 shares each of Common Stock upon their re-election to the Board of Directors at the Company's Annual Meeting of Shareholders for fiscal year 1997, and will each be granted an option to purchase up to 3,000 shares of Common Stock upon their re-election to the Board of Directors at the Company's Annual Meeting of Shareholders to be held on January 27, 1998 at the fair market value on such date. Mr. Brickman and Mr. Stelson were also reimbursed for travel expenses to Board of Directors' meetings in Minneapolis, and all directors were reimbursed for travel expenses to a Board of Directors' meeting in Berlin, Germany.

                               ------------------


                PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                  (PROPOSAL #2)

     The Board of Directors has approved an amendment to the Company's Amended and Restated Articles of Incorporation which would increase the number of authorized shares of Common Stock from 32,000,000 shares to 64,000,000 shares. The Board believes the adoption of this amendment is in the best interests of the shareholders and recommends that the shareholders vote in favor of this proposal. At December 1, 1997, 9,148,437 shares of Common Stock were issued and outstanding. In addition, an aggregate number of _______ shares of Common Stock were reserved for issuance under the Company's 1985 Stock Option Plan, 1987 Stock Option Plan, the 1990 Stock Option Plan, the 1994 Stock Plan, the 1997 Stock Option Plan and the Employee Stock Purchase Plan, leaving approximately ________ shares available for corporate purposes.

     The Board of Directors believes the Company needs additional authorized shares to provide the Company with the flexibility, as the need arises, to use Common Stock without the expense and delay of a special shareholders' meeting, in connection with possible equity financings, future opportunities for expanding the Company's business through investments or acquisitions, management incentive and employee benefits plans, future stock dividends and for other corporate purposes. Such activities may require more shares of Common Stock than are currently available to the Company. The Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of Common Stock, except for the number of shares authorized for issuance under the existing stock plans of the Company referred to above.

     The newly authorized Common Stock would be identical to the existing authorized Common Stock in all respects. Holders of Common Stock are entitled to one vote per share and have the right to cumulate their votes in an election of directors. Holders of Common Stock have no conversion rights and no preemptive or other rights to subscribe for additional securities. Upon liquidation of the Company, the holders of Common Stock will be entitled to share ratably in all assets available for distribution after the payment or provision for payment of all debts and liabilities. Each share of Common Stock is entitled to such dividends as may from time to time be declared by the Board of Directors out of funds legally available therefor.

     The resolution to be considered and acted upon by the shareholders at the Annual Meeting is as follows:

     RESOLVED, that the first sentence of Article VI of the Amended and Restated Articles of Incorporation of the Company be amended to read as follows:

                                   ARTICLE VI

     "The number of shares of the total authorized capital stock of this corporation shall be Sixty-Four Million (64,000,000), all of which are common shares of capital stock. Each common share of capital stock shall have the par value of twenty-five cents ($.25). Each share shall entitle the holder thereof to one vote for each share held by the shareholder, but shareholders shall have no pre-emptive right to subscribe for or purchase securities of the corporation; and all shares shall be equal in all respects and shall confer equal rights upon the holders thereof, including equal rights in and to dividends and distributions and upon dissolution."

     RESOLVED FURTHER, that the officers of the Company be, and they hereby are, authorized and directed to execute such documents and certificates and take such other actions as may be necessary to give effect to the foregoing resolution.

     The approval of the amendment to the Amended and Restated Articles of Incorporation of the Company requires the affirmative vote of the holders of a majority of the stock entitled to vote.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
                   APPROVAL OF THE AMENDMENT TO THE COMPANY'S
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                 ---------------

                              APPROVAL OF AUDITORS

                                  (PROPOSAL #4)

         Arthur Andersen LLP, independent certified public accountants, have been the auditors for the Company since 1966. They have been reappointed by the Board of Directors, on recommendation of its Audit Committee, as the Company's auditors for the current fiscal year and shareholder approval of the appointment is requested. In the event the appointment of Arthur Andersen & Co. should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

         A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN LLP

                     ---------------------------------------

                              SHAREHOLDER PROPOSALS

         In order for a shareholder proposal to be considered for inclusion in the Proxy Statement for the January 1999 Annual Meeting of Shareholders, the proposal must be received by the Secretary of the Company in writing no later than August 21, 1998.


                                     GENERAL

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the NASD. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company notes that all such reports have been filed in a timely manner.

OTHER MATTERS

         The management of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

         The Annual Report of the Company for the fiscal year ended September 30, 1997 is enclosed herewith.

                                      PROXY
                             MTS SYSTEMS CORPORATION
                ANNUAL MEETING OF SHAREHOLDERS - JANUARY 27, 1998

         The undersigned hereby appoints Donald M. Sullivan and Patrick Delaney (the "Proxies"), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of MTS Systems Corporation, held of record by the undersigned on December 1, 1997, at the ANNUAL MEETING OF SHAREHOLDERS to be held on January 27, 1998, or any adjournment thereof.

(1) ELECTION OF     [ ] FOR all nominees         [ ] WITHHOLD AUTHORITY
    DIRECTORS:          (except as marked below)     to vote for nominees listed


  E. THOMAS BINGER, CHARLES A. BRICKMAN, BOBBY I. GRIFFIN, THOMAS E. HOLLORAN, RUSSELL A. GULLOTTI, THOMAS E. STELSON, DONALD M. SULLIVAN, LINDA HALL WHITMAN

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

(2) The proposal to ratify and approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 32,000,000 shares to 64,000,000 shares.

           [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

(3) The proposal to ratify and approve the appointment of Arthur Andersen LLP.

           [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

(4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         (continued, and to be completed and signed on the reverse side)


--------------------------------------------------------------------------------
                         (continued from the other side)

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS.

                                Dated:
                                       ------------------------------

                                Signed:
                                       ------------------------------
                                       Signature of Shareholder

                                Signed:
                                       ------------------------------
                                       Signature of Shareholder

                                Please vote, date and sign this proxy statement as your name is printed hereon. When signing as attorney, executory administrator, trustee, guardian, etc. give full title as such. If the stock is held jointly, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.